LEASE

THIS LEASE is made and entered into this 25th day of February, 1999, by and between PAR 3 DEVELOPMENT, L.L.C., an Illinois limited liability company, with its principal office located at 1909 Fox Drive, Champaign, Illinois, 61820 (hereinafter referred to as "Lessor") and ITDS INTELICOM SERVICES, INC., a Delaware corporation, with its offices at 225 High Ridge Road, Stamford, Connecticut, 06905 (hereinafter referred to as "Lessee").

                                  SECTION ONE

                       DEMISE AND DESCRIPTION OF PREMISES

Lessor leases to Lessee and Lessee leases from Lessor that certain office building which is herein referred to as the "demised premises", consisting of approximately twenty-five thousand (25,000) square feet, located at 2215 Fox Drive, Champaign, Illinois, the area, location, specifications, floor plan and description of which are more particularly indicated and described on Exhibit A attached hereto and incorporated by reference herein, together with all improvements located thereon. The demised premises are a portion of the Devonshire Corporate Centre II office complex, herein referred to as the "commercial center", containing other office space, a parking area and common facilities for the use and benefit of all tenants of such commercial center. The parking area and common facilities for the building in which the demised premises are located are shown on Exhibit B attached hereto and incorporated by reference herein. It is understood that no representations or warranties are made with respect to location of other office space as shown in the attached exhibits or areas adjoining thereto or with respect to the time that such other office space will be erected and occupied.

The term "common facilities" as used herein shall be construed to include those facilities within the commercial center which are for the nonexclusive use of Lessee in common with other authorized users, and shall include, but not be limited to, sidewalks, parking areas, planted areas, open means of ingress and egress and any signage advertising the common name given to the commercial center.

                                  SECTION TWO

                          CONSTRUCTION OF IMPROVEMENTS

A. Lessor's obligation. Lessor shall construct, at its sole expense, except as provided below, all of the facilities of the commercial center as shown on Exhibit A and the demised premises for Lessee's use and occupancy as shown on said Exhibit A, such demised premises to be constructed in accordance with plans and specifications to be prepared by Lessor.

B. Commencement of construction. Lessor will commence the construction of such demised premises, in accordance with the plans and specifications further detailed on Exhibit A-1 and Exhibit A-2 to this lease, as soon as is reasonably possible and will diligently prosecute such construction to completion.

      Lessor shall construct the building detailed on Exhibit A-l and Exhibit A-2. Lessor and Lessee agree that Lessor shall pay on behalf of Lessee an amount equal to eight ($8) Dollars per square foot (the "Improvement Allowance") above the building's standard cost (which overages above the building's standard is further detailed on Exhibit A-3 which is attached hereto and incorporated by reference herein) for the cost and expense of design and construction of the improvements that Lessee requires for its use of the premises. Lessee shall be responsible for Seven Hundred Seventy-Nine Thousand Eight Hundred Sixty-Three Dollars ($779,863) of the cost of improvements over the building's standard which shall be due and payable in accordance with the Schedule of Payments detailed in Exhibit A-3. In the event such actual cost is less than the estimated cost then, in such event and upon completion of all improvements, such excess sum, if any, shall be refunded to Lessee. Additions or changes to the previously agreed upon improvements shall he paid for at their usual and customary value, and any change or addition shall be reduced to writing and signed in duplicate by both parties. Such change orders shall be in a form substantially similar to the attached Exhibit C. Each change order shall reflect the dollar amount by which the above stated construction allowance shall be increased or decreased by virtue of such deviation, change or extra. All such change orders shall be appended to this lease and shall be incorporated herein by reference. In no event shall Lessee take possession of said premises or any part thereof until Lessee's share of the actual cost of such improvements is fully paid.

C. Construction delays and work stoppages. No delay in the completion of the construction herein required of Lessor, caused by government regulations, inability to procure labor or materials, strikes, acts of God, or other causes similar or dissimilar beyond the control of Lessor shall be a basis of a claim of lack of diligence on the part of Lessor.

D. Lessee's Authorized Agents. Lessee hereby designates Jim Baugher and Peter L. Masanotti as Lessee's authorized agents for all purposes arising out of or related to the construction of the demised premises. Lessee hereby directs Lessor to only deal with Jim Baugher or Peter L. Masanotti with regard to the construction of the demised premises unless and until Lessor receives written notice from Lessee revoking Lessee's agency relationship with Jim Baugher or Peter L. Masanotti.

E. Uninterrupted Power Supply/Lieberts. Lessor and Lessee acknowledge and agree that (i) any and all components including, but not limited to the generator, which collectively comprise the uninterrupted power supply (the "UPS Components") and (ii) the Lieberts system, all of which is as further detailed in the plans and specifications attached to this lease as Exhibit A-1 and Exhibit A-2, shall not be deemed to be Lessor's personal property but rather shall be deemed to be the personal property of Lessee. So long as Lessor has not exercised its option to purchase the UPS Components and the Liebert system after receipt of Lessee's Notice, and so long as Lessee shall not be in default of all covenants of this lease, Lessee shall be entitled to remove the UPS Components and Lieberts system at its sole cost and expense, no later than thirty (30) days after the expiration of the term of this lease; provided, however, if the UPS Components and Lieberts system have not been removed by the


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

      fifteenth (15th) day after the expiration of the term of this lease, Lessee shall pay Lessor the sum of One Hundred Dollars ($100.00) for each day thereafter which the UPS Components and Lieberts system are not removed. If, after thirty (30) days after the expiration of the term of this lease, the UPS Components and Lieberts system have not been removed by Lessee, Lessee shall automatically be deemed to have relinquished any and all right in and to the UPS Components and Lieberts system and thereafter the UPS Components and Lieberts system shall, at Lessor's election, be deemed to belong to Lessor. Lessee shall be responsible for repairing all damage to the demised premises to the reasonable satisfaction of Lessor as a result of said removal. Notwithstanding anything contained in this Section Two
      (E) to the contrary, the parties acknowledge and agree that Lessee shall, on or before (90) days prior to the expiration of the term of this lease offer in writing to sell the UPS Components and Lieberts system to Lessor for the fair market value of the UPS Components and Lieberts system as stated in said notice ("Lessee's Notice"). Lessor shall have fifteen (15) days after receipt of Lessee's Notice in which to notify Lessee whether or not Lessor will purchase the UPS Components and Lieberts system for said amount. If Lessor elects to purchase the UPS Components and Lieberts system, Lessor shall promptly pay Lessee the fair market value of the UPS Components and Lieberts system immediately prior to the expiration of the lease term.
      For the purposes of this Section Two (E), the phrase "fair market value" shall mean a value as determined by a recognized supplier of systems similar to the UPS Components and Lieberts system at the premises.

F. All construction and related services to be performed or contracted for by Lessor including all labor, materials, equipment and services to be provided by Lessor, its employees, agents or independent contractors in performance of its obligations in this Section Two are sometimes collectively referred to in this lease as the "Work".

      Lessor warrants to Lessee that materials and equipment furnished as part of the Work will be of good quality and new unless otherwise required or permitted by this lease; that, for a period of one (1) year after the Commencement Date, the Work will be free from defects not inherent in the quality required or permitted; and that the Work will conform with the requirements of this lease. If required by Lessee, Lessor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

                                 SECTION THREE

                       PARKING AREA AND COMMON FACILITIES

A. Maintenance. Lessor, throughout the term of this lease, shall maintain and keep the parking area and common facilities of the commercial center in good order, condition and repair including adequate lighting, painting, snow removal, drainage, supervision and the like and all costs and expenses incurred in connection therewith, including, but not limited to, real estate taxes, special assessments, repairs, janitorial expenses for all common facilities, garbage storage and garbage removal expenses, and public liability and property insurance


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

      shall be paid by Lessor when due subject, however, to reimbursement therefor by Lessee pursuant to Section Four (B) herein below.

B. Use. Lessee and all those having business with it will, in common with the other tenants and their customers and others having business with them, have the right to use and enjoy the parking area and common facilities for their intended purposes, except that no trucks belonging to Lessee, to suppliers of Lessee, or to delivery agents of Lessee shall be allowed to park in the parking area for more than one (1) hour at any time without having first obtained Lessor's prior written consent.

C. Parking facilities. The parking areas are shown on Exhibit B which is attached hereto. No charges will be made for parking. Lessor reserves the right to rearrange or reallocate the parking and common liabilities so long as the number of parking spaces shown on Exhibit B is not reduced by more than ten percent (10%). Lessee shall be entitled to the exclusive use of one hundred percent (100%) of the parking spaces.

D. Governing regulations. Lessee will comply and cause its employees, agents and invitees to comply with all rules and regulations adopted by Lessor in connection with the use of the parking area and common facilities, and with all supplements thereto and amendments thereof which Lessor may hereafter adopt. All such rules and regulations shall pertain to the safety, care, use and cleanliness of the parking area and common facilities and the preservation of good order therein and thereon. No rules or regulations now in effect or hereafter adopted shall unreasonably interfere with Lessee's use and enjoyment of the demised premises. All rules and regulations and supplements thereto and amendments thereof which Lessor may adopt shall be in writing, and a copy thereof shall be delivered to Lessee.

E. Violation of regulations. If Lessee shall fail within twenty-four (24) hours after receipt of written notice of any violation by Lessee or its employees, agents or invitees of any such rules or regulations to cure such violation such failure shall constitute a default under this lease.

                                  SECTION FOUR

                           RENTAL AND RELATED CHARGES

A. Base Rent. Lessee shall pay Lessor as a fixed annual base rental for each year during the term of this lease at 1909 Fox Drive, Champaign, Illinois, 61820, or at such place as Lessor may from time to time designate, the total sum of Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500.00) payable in equal monthly installments of Twenty-Three Thousand Nine Hundred Fifty-Eight and 34/100 Dollars ($23,958.34) on the first day of each month during each year of this lease. Notwithstanding the foregoing the first month's rent shall be paid by Lessee upon execution of this lease by Lessee.

B. Additional Rent. Lessee shall pay Lessor one hundred percent (100%) of all maintenance charges, insurance charges, real estate taxes and all other expenses in connection with the parking area and common facilities as set forth hereinabove at Section Three (A) and late charges in accordance with the terms of this lease on or before the first business day of each and every month of this lease.

C. Monthly Real Estate Tax and Expense Charges. Lessee shall pay Lessor annual real estate tax and expense charges which in the first year of this lease have been estimated to be Twenty-Three Thousand Seven Hundred Fifty Dollars ($23,750.00) payable in equal monthly installments simultaneously with the payment of the base rent so that the aggregate payments due hereunder from Lessee shall equal Twenty-Five Thousand Nine Hundred Thirty-Seven and 51/100 Dollars ($25,937.51) per month for the first year.
      The monthly charges due from Lessee for all subsequent years during the term hereof shall be adjusted by the parties in accordance with the terms of this lease. The amount paid by Lessee for taxes, maintenance and insurance shall be reconciled annually in accordance with the provisions of this Section Four
      (C).

      As soon as reasonably feasible after the expiration of each calendar year, during the term of this lease, including extensions thereof, Lessor will furnish to Lessee a statement showing (i) the maintenance charges, real estate taxes and expenses for the year; and (ii) the amount of additional rent paid, due or owed by Lessor. If the actual amount due Lessor is more than that paid Lessee shall pay Lessor the difference within thirty (30) days; if said amount is less, Lessor shall pay the overage to Lessee within thirty (30) days. Lessor and Lessee agree to annually adjust the monthly real estate tax and expense charges in accordance with the most recently ascertainable real estate tax and expense information.

                                  SECTION FIVE

                                      TERM

The term of this lease shall be for a period of seven (7) years from the Commencement Date, as hereinafter defined. For the purposes of this lease, the term "Commencement Date" shall be the earlier of (i) the sixth (6th) business day following Lessee's receipt of a factually correct notice from Lessor that the demised premises are Substantially Complete, as hereinafter defined, and that the demised premises are now available for Lessee to install its furniture, fixtures and equipment; or (ii) the date Lessee commences business operations from the demised premises. For the purposes of this lease the term "Substantially Complete" shall mean (1) the shell and core of the building in which the demises premises is located are complete and in compliance with all applicable laws and all of the building systems are operational to the extent necessary to service the demises premises; (2) Lessor has sufficiently completed all work required to be performed by Lessor in accordance with the lease (except installation and connection of the UPS Components and Generator which Lessor shall complete within 60 days thereafter and of minor punch list items which Lessor shall thereafter promptly complete); (3) Lessor has obtained a certificate of occupancy for the subject building or a temporary certificate of occupancy for that portion of the subject building that includes all of the demised premises, or its equivalent;
(4) Lessee has been provided with the number of parking privileges and spaces to which it is entitled under the lease; (5) Lessee has been delivered complete and uninterrupted access to the demised premises (and other required portions of the subject building and site) sufficient to allow Lessee to install its freestanding work stations, fixtures, furniture, equipment and telecommunication and computer cabling systems; and (6) Lessee has received a non-disturbance agreement, signed by Lessor and each holder of any mortgage of record which encumbers the real estate further described on Exhibit A.

When the Commencement Date has been determined in the manner above provided such date shall be inserted in the space provided below and Lessee shall signify acceptance of such Commencement Date.

The Commencement Date of the term of this lease is ______________, 19__.

LESSOR:                                   LESSEE:


By:   ____________________________        By:  ____________________________

If the Commencement Date of the term of this lease is other than the first day of a calendar month this lease shall continue in full force and effect for a period of seven (7) years from the first day of the calendar month next succeeding the Commencement Date. Upon actual commencement of the lease term Lessee shall pay base rent and additional rent for any days of occupancy which are less than a full month, on a per diem basis, using the base rent and additional rent stated in Section Four to determine the amount due to Lessor.

In the event Lessee shall have faithfully performed all covenants of this lease Lessor hereby grants Lessee the right and option to renew this lease for an additional period of three (3) years. In the event Lessee desires to renew and extend this lease it shall give Lessor written notice, at least one hundred eighty (180) days prior to the expiration of the initial term, of its intent to renew and extend; provided, however, that the following terms and conditions shall be applicable to the additional term.

A. The provisions of this lease during said three (3) year extension period shall be the same as provided in this lease.

                                  SECTION SIX

                                SECURITY DEPOSIT

                     [THIS SECTION INTENTIONALLY OMITTED]

                                 SECTION SEVEN
                     OCCUPANCY AND ACCEPTANCE OF PREMISES

Lessor warrants to Lessee (i) that the building in which the demised premises is located and the demised premises have been or will, within sixty (60) days of the Commencement Date, be constructed in accordance with all applicable federal, state or local laws, statutes and ordinances; and (ii) that the demised premises has been constructed substantially in accordance with the plans and specifications therefor.

After the Work is Substantially Complete (excepting punch list items) and prior to Lessee's move-in into the demised premises, in each case following two (2) business days' advance written notice from Lessor to Lessee, Lessor shall inspect the premises with a representative of Lessee and complete a punch list of unfinished items of the Work. Authorized representatives for Lessor and Lessee shall execute said punch list to indicate their approval thereof. The items listed on such punch list shall be completed by Lessor within thirty (30) days after the approval of such punch list or as soon thereafter as reasonably practicable.

If, within one (1) year after the Commencement Date, any of the Work is found to be not in accordance with the requirements of this lease, Lessor shall correct it promptly after receipt of written notice from Lessee to do so unless Lessee has previously given Lessor a written acceptance of such condition. This obligation under this subparagraph shall survive acceptance of the Work under this lease. Lessee shall give such notice promptly after discovery of the condition.

                                 SECTION EIGHT
                                USE OF PREMISES

A. Purposes. Lessee shall use the demised premises for the purpose of conducting thereon and therefrom a computer consulting business, a computer support business and a data center and no part of the demised premises shall be used for any other purpose without the prior written consent of Lessor.

B. Business name. The name of Lessee's business will be ITDS INTELICOM SERVICES and will remain so and shall not be changed except with the written consent of Lessor, which consent will not be withheld unreasonably, providing that, in allowing changes, Lessee will be solely responsible for any costs of changing the name as it is featured in any signs, advertisements and promotional literature of the commercial center.

C. No retail sales. Lessee shall not conduct any retail sales at the demised premises.

D. Public auctions. No sale at auction by Lessee or others shall be made in or from the demised premises.

E. Maintenance of Premises. Lessee shall at all times maintain the demised premises in a clean, neat and orderly condition.

F. Compliance with insurance coverage. Lessee shall not use the demised premises or any part thereof, or permit any part of the demised premises to be used, or permit any act whatsoever to be done on the demised premises, in a manner that will violate or make void or inoperative any policy of insurance held by Lessor or Lessee.

G. Storage of inflammable materials. Lessee shall not keep or permit to be kept at, in or about the demised premises any gasoline, distillate or other petroleum product, or any other substance or material of an explosive or inflammable nature, in such quantities as may endanger any part of the demised premises without the written consent of all insurance companies carrying fire or rent insurance on all of the commercial center or any part thereof, or do any act or engage in any conduct which shall cause an increase in the fire insurance rates covering the commercial center over those charged for uses of the type and character permitted to Lessee under this lease.

H. Use impairing structural strength or electrical capabilities. Lessee shall not permit the demised premises or any part thereof to be used in any manner that will impair the structural strength thereof or permit the installation of any machinery or apparatus the weight or vibration of which may tend to injure or impair the foundations or structural strength thereof. Lessee shall not permit the installation of any computer or electrical machinery or equipment which is beyond the electrical capabilities of the building, as determined by the sole opinion of Lessor.

I. Garbage disposal. Lessee shall not burn or incinerate any rubbish, garbage or debris at, in or about the demised premises, and shall cause all containers, rubbish, garbage and debris accumulated therein to be stored within the dumpsters provided by Lessor in the commercial center.

J. Public regulations. In the conduct of its business in and about the demised premises Lessee shall observe and comply with all laws, ordinances and regulations of public authorities.

                                  SECTION NINE

                   INSTALLATION AND MAINTENANCE OF FIXTURES

Lessee shall first obtain the written consent of Lessor prior to Lessee's installation of any trade fixtures, lighting fixtures, floor covering, wall covering or furnishings. Any such trade fixtures, lighting fixtures, floor covering, or wall covering or furnishings shall be of first quality commensurate in appearance and in keeping with the demised premises. Lessee, throughout the term of this lease, shall maintain the same in good order, condition and repair at its own expense and any cost to repair damage caused by the installation or removal of same shall be at Lessee's sole expense.

                                  SECTION TEN
                     SIGNS, EXTERIOR LIGHTING AND FIXTURES

Lessee may only install and maintain such signs at the demised premises as have been approved in writing by the Lessor. Lessee may not install signs in its windows or doors which are visible from the exterior of the demised premises nor may Lessee maintain more than one (1) exterior sign at the commercial center. Any such signs erected or placed in or on the demised premises by Lessee may not, without Lessor's prior written consent, be removed by Lessee at the expiration of the lease. In the event Lessor approves Lessee's removal of said sign, all damage caused by the erection, maintenance and removal of any and all such signs shall be fully repaired at the expense of Lessee.

Lessee acknowledges that the demised premises are part of an integrated and uniform commercial center and that control of all interior and exterior signs by Lessor is essential in order to maintain uniformity and aesthetic values in the commercial center.

Lessor shall select and install the interior window blinds to be used by Lessee at the demised premises.

Lessee shall not install any lighting, plumbing facilities, shades, awnings or similar devices or use any advertising medium which may be heard or experienced outside of the demised premises such as loudspeakers, phonographs or radio broadcasts without the Lessor's prior written consent. In no event shall Lessee use any portion of the common facilities for Lessee's exclusive use without the express prior written consent of Lessor.

                                 SECTION ELEVEN

                       ALTERATIONS, CHANGES AND ADDITIONS

No changes, alterations or additions shall be made by Lessee to the demised premises without the prior written consent of Lessor, and any such change, alteration or addition to or on the demised premises made with the aforesaid written consent of Lessor shall remain for the benefit of and become the property of Lessor, unless otherwise expressly provided in the written consent.

                                 SECTION TWELVE

           DEFECTS; DEFECTIVE CONDITION; WIND; ACTS OF THIRD PERSONS

A. Lessor's liability. Lessor shall not be liable to Lessee for any damage or injury to Lessee or Lessee's property occasioned by any defect of plumbing, heating, air cooling, air conditioning equipment and ducts, electrical wiring or insulation thereof, gas pipes, or steam pipes, or from broken steps, or from the backing-up of any sever pipe, or from the bursting, leaking, or running of any tank, tub, washstand, toilet, or waste pipe, drain, or any other pipe or tank in, on, or about the demised premises, or from the escape of steam or hot water from any boiler or radiator, or for any such damage or injury occasioned by water being on or coming through the roof, stairs, walks, doors or any other place on or near the demised premises, or for any such damage or injury done or occasioned by the falling of any fixture, plaster, or stucco, or for any such damage or injury caused by wind or by the act, omission, or negligence of co-tenants or of other persons, occupants of the same building or of adjacent buildings or contiguous property.

B. Waiver of claim against Lessor. All claims against Lessor for any damage or injury as provided in paragraph A of this section are hereby expressly waived by Lessee.

                                SECTION THIRTEEN

                  CASUALTY DAMAGE; REPAIR; ABATEMENT OF RENT

A. Use of partially damaged premises. In the event of partial damage or destruction of the demised premises Lessee shall continue to utilize the premises for the operation of its business to the extent that it may be practicable to do so.

B. Right to terminate on destruction of premises where damage exceeds two-thirds of reconstruction cost. Either party hereto shall have the right to terminate this lease if; during the last three (3) months of the term hereof, the demised premises are damaged to an extent exceeding two-thirds of the then reconstruction cost of such restored building as a whole; provided that, in such an event, such termination of this lease shall be effected by written notice to that effect to the other party delivered within thirty (30) days of the happening of such casualty causing the damage.

C. Repairs by Lessor. If the demised premises shall, either prior to the beginning of or during the term hereof, be damaged or destroyed by fire or by any other cause whatsoever beyond Lessee's control, Lessor, except as hereinafter otherwise provided, shall immediately on receipt of insurance proceeds paid in connection with such casualty insurance, but in no event later than one hundred twenty (120) days after such damage has occurred, proceed to repair or rebuild same, including any additions or improvements made by Lessor or by Lessee with Lessor's consent, on the same plan and design as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes whether similar or dissimilar, beyond the control of Lessor. Materials used in repair shall be nearly like original materials as may be reasonably procured in regular channels of supply.

      Whenever a strike, act of God or cause, beyond the power of the party affected to control, causes delay, the period of such delay so caused shall be added to the period limited in this lease for the completion of such work, reconstruction or replacement.

D. Reduction of rent during repairs. In the event Lessee continues to conduct its business during the making of repairs, the fixed minimum monthly rental will be equitably reduced in the proportion that the unusable part of the demised premises bears to the whole thereof but no change shall be made in the method of computing the additional rental and additional charges due from Lessee under the terms of this lease.

      No rental shall be payable while the demised premises are wholly unoccupied pending the repair of casualty damage.

E. Repair or replacement of fixtures. Lessee shall be responsible for the replacement or repairs of its own fixtures in the demised premises which may be damaged or destroyed by fire or any other cause whatsoever.

                                SECTION FOURTEEN

                               REPAIRS GENERALLY

A. By Lessor. Lessor, throughout the term of this lease, shall maintain and keep the exterior and structural parts of the building of the demised premises in good repair at Lessor's initial sole expense subject, however, to Lessee's reimbursement as is provided hereinabove in Section Four (B).

B. By Lessee. Lessee shall, at its own expense, keep and maintain the non-structural interior of the demised premises in a clean and sightly condition during the entire term of this lease, and shall specifically be responsible for the maintenance, repair and/or replacement of all building components, including, but not limited to, heating, ventilating, air conditioning, plumbing, electrical and all other parts thereof. Lessee's maintenance obligation shall include the cost of bi-annual inspections and service of the demised premises' heating, air conditioning and ventilating system which shall be performed by (i) the contractor who originally installed said system; or (ii) such other contractor who has been pre-approved in writing by Lessor. Upon completion of said bi-annual inspection and service, Lessee shall provide Lessor with written proof of Lessee's compliance with the terms of this section. Lessee is responsible for the replacement and repair of any plate glass and the providing of janitorial services for the interior of the demised premises.

                                SECTION FIFTEEN

                                   UTILITIES

Lessee shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone service and other similar charges incurred by Lessee with respect to and during its occupancy of the demised premises.

                                 SECTION SIXTEEN

                                     TAXES

Lessee shall pay before delinquency all taxes levied or assessed on Lessee's fixtures, equipment and personal property in and on the demised premises, whether or not affixed to the real property. If at any time after any tax or assessment has become due or payable, Lessee or its legal representative neglects to pay such tax or assessment, Lessor shall be entitled to pay the same at any time thereafter and such amount so paid by Lessor shall be deemed to be additional rent for the leased premises, due and payable by Lessee.

Lessor shall initially pay all general real estate taxes and special assessments levied and/or assessed against the lot and building in which the demised premises is situated, the parking areas and landscaped areas associated with that building and the entire commercial center during the term of this lease, subject, however, to Lessee's reimbursement of said charges as is provided in Section Four of this lease.

                               SECTION SEVENTEEN

                                   INSURANCE

A. Insurance companies. All policies of insurance to be kept and maintained in force by the respective parties hereto shall be obtained from good and solvent insurance companies reasonably satisfactory to Lessor with Lessor named as an additional insured party thereon. Lessee shall annually provide Lessor, on the anniversary date of this lease, with a binder naming Lessor as said additional insured party.

B. Lessee to obtain liability insurance. Lessee shall at its own expense, at all times during the term of this lease, maintain in force a policy or policies of insurance, written by one or more responsible insurance carriers approved by Lessor, which will insure Lessor against liability for injury to or death of persons or loss of damage to property occurring in or about the demised premises. The liability under such insurance shall not be less than One Million Dollars ($1,000,000) for any one person maimed or injured, One Million Dollars ($1,000,000) for any one accident, and Five Hundred Thousand Dollars ($500,000) property damage.

C. Lessee to obtain plate glass insurance. Lessee shall maintain and keep in force adequate plate glass insurance on all plate glass on demised premises.

D. Lessee to obtain fire insurance on its fixtures and equipment. Lessee shall maintain in force, at all times during the term of this lease, on all of its fixtures and equipment in the demised premises, such policies as it deems adequate for the repair and replacement thereof.

E. Lessor to obtain fire insurance on premises. Lessor shall maintain in force and shall pay for, at all times during the term of this lease, policies of casualty insurance in such amounts as shall be determined solely by Lessor.

F. Lessee's waiver of casualty insurance proceeds. In the event the demised premises shall be damaged or destroyed by fire, or other casualty so insured against, Lessee shall claim no interest in any insurance settlement arising out of any such loss and shall execute any and all documents required by Lessor or the insurance company or companies that may be necessary for use in connection with settlement of any such loss.

                                SECTION EIGHTEEN

                   TRANSFER OR PLEDGE OF LEASEHOLD INTEREST

Lessee shall not assign this lease or any interest therein, or sublet the demised premises or any part thereof, or license the use of any portion of the demised premises or business conducted thereon or therein, or encumber or hypothecate this lease, without first obtaining the written covenant of Lessor. Any assignment, subletting, licensing, encumbering or hypothecating of this lease without such prior written consent shall, at the option of Lessor, immediately terminate this lease. Notwithstanding the foregoing, the parties acknowledge and agree an assignment of this lease to a parent company of Lessee or wholly owned subsidiary of Lessee is expressly permitted.

                                SECTION NINETEEN

                             SURRENDER OF PREMISES

Lessee shall, at the termination of this lease, vacate the demised premises in as good condition as it was at the time of entry thereon by Lessee, except for reasonable use and wear thereof, acts of God, or damage by casualty beyond the control of Lessee, and on vacating shall leave the demised premises free and clear of all rubbish and debris.

                                 SECTION TWENTY

                           INDEMNIFICATION OF LESSOR

A. Liens and encumbrances. Lessee shall indemnify Lessor and the premises herein demised and all improvements placed thereon against all claims, liens, claims of lien, demands, charges, encumbrances or litigation arising directly or indirectly out of or by reason of any work or activity of Lessee on the demised premises, and shall forthwith and within fifteen (15) days after the filing of any lien for record fully pay and satisfy the same, and shall reimburse Lessor for all loss, damage and expense, including reasonable attorney's fees, which it may suffer or be put to by reason of any such claims of lien, demands, charges, encumbrances or litigation.

      In the event Lessee shall fail to pay and fully discharge any claim, lien, claims of lien, demand, charge, encumbrance or litigation, or should proceedings be instituted for the foreclosure of any lien or encumbrance, Lessor shall have the right, at its option, at any time after the expiration of such fifteen (15) day period, to pay the same or any portion thereof, with or without the costs and expenses claimed by such claimant, and in making such payment Lessor shall be the sole judge of the legality thereof. All amounts so paid by Lessor shall be repaid by Lessee to Lessor on demand, together with interest thereon at the rate of eighteen percent (18%) per annum, from the date of payment by Lessor until repayment is fully made.

      Personal injuries, violation of law. Lessee shall indemnify Lessor and its members against any cost, liability or expense arising out of any claims of any person or persons whatsoever by reason of the use or misuse of the demised premises, parking area or common facilities by Lessee or any person or persons holding under Lessee, and shall indemnify Lessor against any penalty, damage or charge incurred or imposed by reason of any violation of law or ordinance by Lessee or any person or persons holding under Lessee, against any costs, damage or expense arising out of the death of or injury to any person or persons holding under Lessee.

                               SECTION TWENTY-ONE

                             SUBORDINATION OF LEASE

Subject to Lessee's receipt of a reasonably acceptable non-disturbance agreement from any future mortgagee, Lessee shall execute any instrument permitting mortgages or deeds of trust to be placed on the lot and building in which the demised premises is located or any part thereof as security for any indebtedness, and subordinate this lease to such mortgages or trust deeds, if required to do so by the secured party.

Lessee shall have the right to make payment of any defaults under any mortgage, trust deeds or liens of record on the demised premises, and to receive reimbursement for such payment by deduction and credit from and against rentals becoming due hereunder.

                               SECTION TWENTY-TWO

                              ESTOPPEL CERTIFICATE

Lessee agrees to at any time and from time to time, within ten (10) days after Lessor's written request, to execute, acknowledge and deliver without charge to Lessor a written instrument, certifying the commencement date of the term of this lease, that Lessee has accepted possession of the demised premises and is open for business, that this lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), the dates to which base rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate, Lessor is in default in the performance of any covenant, agreement or condition contained in this lease and, if so, specifying each such default of which the signer may or should have knowledge, and certifying such other matters as may be reasonably requested by Lessor ("Estoppel Certificate").

It is expressly understood and agreed that any prospective purchaser or encumbrancer of all or any portion of the Devonshire Corporate Centre II office complex shall be entitled to rely upon any such statement.

Lessee's failure to deliver an Estoppel Certificate to Lessor within ten (10) days after Lessor's written request therefor, shall, at the option of Lessor, be conclusive upon Lessee that (i) this lease is in full force and effect without modification except as may be represented by Lessor; (ii) that there are no uncured defaults in Lessor's performance; and (iii) that no more than one (1) month's rent has been paid in advance. Further, if Lessee fails to deliver an Estoppel Certificate within said ten (10) day period Lessee does hereby irrevocably appoint Lessor as attorney in fact of Lessee in Lessee's name, place and stead to sign and deliver an Estoppel Certificate as if the same had been signed and delivered by Lessee.

                              SECTION TWENTY-THREE

                          LESSOR'S RIGHT OF INSPECTION

Lessor shall have access to the demised premises, and each part thereof, during Lessee's regular business hours and at any time thereafter for the purpose of inspecting the same, making repairs and posting notices which Lessor may deem to be for the protection of Lessor or the demised property.

                              SECTION TWENTY-FOUR

                            DEFAULT AND LATE CHARGES

A. Lessor's right to repossess, operate, or relet. If the rental reserved by this lease or other charges to be paid hereunder by Lessee, or any part thereof, are not paid when due and shall remain unpaid for a period of five (5) days after notice thereof in writing, or if Lessee shall fail to promptly perform any other covenant, condition, or provision by it to be performed hereunder and such failure shall continue for a period of five (5) days after notice in writing specifying the nature of such failure, or if Lessee abandons the demised premises, or if Lessee breaches any obligation under this lease by it to be performed which cannot be cured, then, and in any such event, Lessee shall be deemed to be in default and Lessor, without further notice, may at its option re-enter and take possession of the demised premises, including all improvements thereon and fixtures and equipment located at, in or about the same, and take, operate or relet the same in whole or in part for the account of Lessee at such rental and on such agreement and conditions and to such tenant or tenants as Lessor in good faith may deem proper for a term not exceeding the unexpired period of the full term of this lease. Lessor shall receive all proceeds and rent accruing from such operation or reletting of the demised premises or fixtures and equipment and shall apply the same first to the payment of all costs and expenses incurred by Lessor in obtaining possession and in the operation or reletting of the demised premises or fixtures and equipment, including reasonable attorney's fees, commissions, and collection fees, and any alterations or repairs reasonably necessary to enable Lessor to operate or relet the premises or fixtures and equipment and to the payment of all such amounts as may be due or become payable under the provisions of this lease, and the balance remaining, if any, at the expiration of the full term of this lease or on the sooner termination thereof by written notice of termination given by Lessor to Lessee shall be paid over to Lessee. Lessor may dispose of any personal property of Lessee located at the demised premises at the time of any default without incurring any liability for such a disposition.

B. Late Charges. If the rental reserved by this lease or other charges to be paid hereunder by Lessee, or any part thereof, are not paid when due, late charges in the amount of ten percent (10%) of the basic monthly rent shall be immediately due for each five (5) day period, commencing the first day of the applicable month, that the rental or other charges, or any part thereof, remain unpaid.

C. Repossession or reletting not a termination, Lessor's right to terminate not forfeited. No re-entry, repossession, operation or reletting of the demised premises or of fixtures and equipment shall be construed as an election by Lessor to terminate this lease unless a written notice of such intention is given by Lessor to Lessee, and notwithstanding any such operation or reletting without terminating this lease, Lessor may at any time thereafter elect to terminate this lease in the event at such time Lessee remains at default hereunder.

D. Lessee's obligation to pay deficiencies. In the event the proceeds or rentals received by Lessor under the provisions of this section are insufficient to pay all costs and expenses and all amounts due and becoming due hereunder, Lessee shall pay to Lessor on demand such deficiency as may from time to time occur or exist.

E. Lessor's right to perform Lessee's duties at Lessee's cost. Notwithstanding any provision as to notice contained in this lease, if in the judgment of Lessor the continuance of any default by Lessee, other than for the payment of money, for the full period of the notice otherwise provided for will jeopardize the premises or the rights of Lessor, Lessor may, without notice, elect to perform those acts in respect of which Lessee is in default, at the expense of Lessee, and Lessee shall thereupon reimburse Lessor, with interest at the rate of eighteen percent (18%) per annum, on five (5) days' notice by Lessor to Lessee.

F. Lessor's right to terminate lease. In the event of Lessee's default as stated herein, Lessor may, at its option, without further notice, terminate this lease and any and all interest of Lessee hereunder, and may thereupon immediately re-enter and take possession of the demised premises.

G. Lessor's right on termination to recover amount equal to rent reserved. If this lease is terminated by Lessor by reason of any default by Lessee, Lessor shall be entitled to recover from Lessee, at the time of such termination, the excess, if any, of the amount of rent reserved in this lease for the balance of the term thereof over the then reasonable rental value of the premises for the same period. It is agreed that the "reasonable rental value" shall be the amount of rental which Lessor can obtain as rent for the remaining balance of the term.

H. Lessor's remedies cumulative. Each and all of the remedies given to Lessor in this lease or by law shall be cumulative, and the exercise of one right or remedy by Lessor shall not impair its right to exercise any other right or remedy.

I. Lessee's waiver of claims against Lessor. Lessee hereby waives all claim or demand for damages that may be caused by Lessor in re-entering and taking possession of the demised premises as hereinabove provided, and all claim or demand for damages which may result from the destruction of or damage to the demised premises and all claim or demand for damages or loss of property belonging to Lessee or to any other person, firm or corporation as may be in or on the premises at the time of such re-entry.

J. Limitation of notice period by governmental order. Notwithstanding any provision as to notice in this section, if Lessee is required to comply with any governmental regulation or order within a period less than that to which Lessee would otherwise be entitled to notice, Lessee shall not be entitled to notice beyond the period within which such compliance may be required by such regulation or order.

                              SECTION TWENTY-FIVE
                            EXPENSES OF ENFORCEMENT

Should Lessor incur any expenses in enforcing any provision of this lease Lessee shall pay to Lessor all expenses so incurred, including reasonable attorney's fees and court costs.

                               SECTION TWENTY-SIX

                              EFFECT OF BANKRUPTCY

If at any time during the term of this lease there shall be filed by or against Lessee in any court, pursuant to any statute either of the United States or any state, petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if Lessee makes an assignment for the benefit of creditors, Lessee shall have breached this lease, and this lease, at the option of Lessor exercised after expiration of the period provided below, may be cancelled and terminated, provided such petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee shall continue for a period of ten (10) days. In such event neither Lessee, nor any person claiming through or under Lessee by virtue of any statute or of any statute or of an order of any court, shall be entitled to possession or to remain in possession of the demised premises, but shall forthwith quit and surrender the premises.

                              SECTION TWENTY-SEVEN

                                 EMINENT DOMAIN

A. Over certain percentage taken. In the event twenty-five percent (25%) or more of the area of the demised premises shall be taken for a public or quasi-public use this lease shall terminate as of the date of the actual physical taking, and the parties shall thereupon be released from any and all further liability hereunder.

B. Less than a certain percentage taken. In the event of a partial taking of less than twenty-five percent (25%) of the area of the demised premises, Lessor shall, with reasonable diligence, proceed at its own expense to reconstruct or repair the demised premises and place the same in a tenantable condition within ninety (90) days after the date of the actual physical taking; provided, however, that if fifty percent (50%) or more of the area of the commercial center as a whole is taken, Lessor alternatively may elect to terminate this lease notwithstanding that less than twenty-five percent (25%) of the area of the demised premises were taken. In the event of such termination on the parties hereto shall be released from any and all further liability under this lease.

C. Abatement of rent. During any reconstruction or repairing as hereinabove provided, Lessee shall be required to pay only that proportion of the fixed minimum monthly rental herein reserved as the area of the demised premises remaining in a tenantable condition during such reconstruction or repairing bears to the entire area herein leased. On completion of such reconstruction or repairing, the fixed minimum monthly rental herein reserved shall be adjusted in the proportion that the reconstructed demised premises bear to the original demised premises, and thereafter Lessee shall be required to pay such adjusted fixed minimum monthly rental in accordance with the provisions of this lease.

      There shall be no abatement of any rental due until such time as there shall be an actual physical possession of that portion of the demised premises taken, and in no event shall there be any change made in the method of computing the percentage rental, and there shall be no reduction of percentage rental.

D. Right to condemnation award. Any award made in any condemnation proceeding for the taking of any part or all of the demised premises shall be the sole property of and be paid to Lessor.

                              SECTION TWENTY-EIGHT

                                 QUIET ENJOYMENT

Lessor hereby covenants and warrants that, subject to any trust deeds or mortgages now of record or hereafter placed on record, it is the owner of the demised premises and that Lessee, on payment of rents herein provided for and performance of the provisions hereof on its part to be performed, shall and may peacefully possess and enjoy the demised premises during the term hereof without any interruption or disturbance.

                              SECTION TWENTY-NINE

                                WAIVER OF BREACH

No waiver of any breach or breaches of any provision of this lease shall be construed to be a waiver of any preceding or succeeding breach of such provision or of any other provision hereof.

                                 SECTION THIRTY

                              TIME OF THE ESSENCE

Time is of the essence of each and every provision hereof.

                               SECTION THIRTY-ONE

                         HEADINGS FOR CONVENIENCE ONLY

The heading used herein are for convenience and shall not be resorted to for purposes of interpretation or construction hereof.

                               SECTION THIRTY-TWO

                                    PRONOUNS

Feminine or neuter pronouns shall be substituted for those of masculine form or vice versa, and the plural shall be substituted for the singular number or vice versa in any place or places in which the context may require such substitution or substitutions.

                              SECTION THIRTY-THREE

                          AMENDMENTS TO BE IN WRITING

This lease may be modified or amended only by a writing duly authorized and executed by both Lessor and Lessee. It may not be amended or modified by oral agreements or understandings between the parties unless the same shall be reduced to writing duly authorized and executed by both Lessor and Lessee.

                              SECTION THIRTY-FOUR
                                 PARTIES BOUND

Each and every provision of this lease shall bind and shall inure to the benefit of the parties hereto and their legal representatives. The term "legal representatives" is used in this lease in its broadest possible meaning and includes, in addition to executors and administrators, every person, partnership, corporation or association succeeding to the interest or to any part of the interest in or to this lease or in or to the leased premises, of either Lessor or Lessee herein, whether such succession results from the act of a party in interest, occurs by operation of the law or is the effect of the operation of law together with the act of such party. Each and every agreement and condition of this lease by Lessee to be performed shall be binding on all assignees, subtenants, concessionaires, and/or licensees of Lessee; provided however, that this provision shall not be deemed to supersede the restrictions on assignment, subletting or licensing imposed by Section Eighteen entitled "Transfer or Pledge of Leasehold Interest".

                              SECTION THIRTY-FIVE

                                  HOLDING OVER

No holding over and continuation of any business by Lessee after the expiration of the term hereof shall be considered to be a renewal or extension of this lease unless written approval of such holding over and a definite agreement to such effect is signed by Lessor defining the length of such additional term. Any holding over without the consent of Lessor shall be considered to be a day-to-day tenancy at a rental of three times the daily rate of the fixed minimum monthly rental provided herein, computed on the basis of a thirty (30) day month.

                               SECTION THIRTY-SIX

                                    NOTICES

All notices or demands of any kind which Lessor may be required or may desire to serve on Lessee under the terms of this lease may be served on Lessee (as an alternative to personal service) by leaving a copy of such demand or notice, or by mailing a copy thereof by registered or certified mail, postage prepaid, addressed to Lessee at the demised premises or at such other address or addresses as may from time to time be designated by Lessee in writing to Lessor. Service shall be deemed complete at the time of the leaving of such notice as aforesaid or within two (2) days within mailing of same. All notices and demands from Lessee to Lessor may be similarly served on Lessor at 1909 Fox Drive, Champaign, Illinois, 61820, or at such other address as Lessor may in writing designate to Lessee.

                              SECTION THIRTY-SEVEN

                              STRICT CONSTRUCTION

The language used in this lease shall be deemed to be the language approved by all parties to this lease to express their mutual intent, and no rule of strict construction shall be applied against any party.

                              SECTION THIRTY-EIGHT

                                   COMMISSION

Lessor and Lessee each warrant to the other that no real estate broker or agent has been used or consulted in connection with this lease. Lessor and Lessee respectively (respectively, the "Indemnifying Party") each covenant and agree to defend, indemnify and save the other harmless from and against any actions, damages, real estate commissions, fees, costs or expenses (including reasonable attorney's fees and costs of tribunals at all levels) resulting or arising from any commissions, fees, costs or expenses due any real estate broker or agent because of this lease due to the acts of the Indemnifying Party.

                              SECTION THIRTY-NINE

                             OFFICE BUILDING LEASES


Concurrently with the execution of this lease, Lessor and Lessee agree to enter into and execute (i) an Addendum to Lease by and between Lessor and Lessee concerning the real estate commonly known as 2101 Fox Drive, Champaign, Illinois, a copy of which is attached hereto as Exhibit D and incorporated by reference herein; (ii) an Addendum to Lease by and between Lessor and Lessee concerning the real estate commonly known as 2109 Fox Drive, Champaign, Illinois, a copy of which is attached hereto as Exhibit E and incorporated by reference herein; and (iii) an Addendum to Lease by and between Lessor and Lessee concerning the real estate commonly known as 2201 Fox Drive, Champaign, Illinois, a copy of which is attached hereto as Exhibit F and incorporated by reference herein.

IN WITNESS WHEREOF, the parties have executed this lease at Champaign, Illinois, the day and year first above written.

LESSOR:                                   LESSEE:

PAR 3 DEVELOPMENT, L.L.C.                 ITDS INTELICOM SERVICES, INC.
An Illinois Limited Liability Company           A Delaware Corporation

By:   FOX DEVELOPMENT CORPORATION          By: /s/  Peter L. Masanotti
      An Illinois Corporation                  ------------------------
      Its Managing Member

By: /s/  Kim B. Fox                            Its: /s/ E.V.P.
    --------------------------                 ------------------------
    KIM B. FOX, Its President

                                    EXHIBIT A


                          [Diagram of Corporate Center]

                                  EXHIBIT A-1

                          [Diagram of Corporate Center]

                                  EXHIBIT A-2

                              PROJECT DESCRIPTION

                INTERNATIONAL TELECOMMUNICATIONS DATA SYSTEMS

                              CHAMPAIGN, ILLINOIS

                                February 1, 1999

1.    GENERAL

      1.1   Summary of Work

            1.1.1 The Scope of Work anticipated includes design and construction of a building as described within this Project description at Par 3 property, Champaign, Illinois.

            1.1.2 The building will be comprised of the following areas:

                  ITDS office area..........................25,000 sf

                  Total.....................................25,000 sf

      1.2   Building Features

            1.2.1 A finish ceiling height of 9' +/- is anticipated for the main office area.

      1.3   Drawings & Specifications

            1.3.1 Complete "Working Drawings and Specifications" will be prepared from the design documents and will be furnished to the owner.

      1.4   Design

            1.4.1 All structural design shall be in accordance with BOCA Code requirements unless noted otherwise.

            1.4.2 All concrete work is to be completed in accordance with the applicable standards of the American Concrete institute (ACI).

            1.4.3 Structural steel beams, columns, and lintels will be designed in accordance with the Steel Construction Manual of the America

                                  EXHIBIT A-2

                  Institute of Steel Construction specifications for the design of hot-formed structural members.

            1.4.4 The bar joist framing will be designed in accordance with the requirements and guidelines of the Steel Joist Institute.

            1.4.5 Asphalt work is to conform to applicable requirements as established by the Illinois Department of Transportation IDOT.

      1.5   Definitions and Terms

            1.5.1 Where the work "Client" appears it shall mean International
                  Telecommunications Data Systems.

            1.5.2 Where the word "Architect" appears it shall mean Dankert and
                  Associates.

            1.5.3 Where the word "Contractor" appears it shall mean Dodds
                  Company and/or an associated subcontractor.

2.    SITEWORK

      2.1   Earthwork

            2.1.1 All trees, stumps, and brush that interfere with new construction are to be removed and properly disposed of off-site.

            2.1.2 Topsoil which is stripped to accommodate new construction will be retained on site for use in landscaping or for construction of.

            2.1.3 All debris will be removed from site and properly disposed of.

            2.1.4 Site areas which are to be occupied by the building or surface improvement will be rough and fine graded as necessary to meet engineered elevations and grades and to provide for proper surface drainage.

            2.1.5 All cutting, filling and rough grading is to be completed to proper subgrade elevations for finish floor, pavement and landscaped areas.

            2.1.6 The site is anticipated to consist of suitable soils that permit the site to be cut, filled and balanced without a need to import additional fill.

                                  EXHIBIT A-2

            2.1.7 Site areas which are to be occupied by the new building or pavement will be proof-rolled to compact the existing subbase to 95% maximum density.

            2.1.8 A minimum of 2" compacted granular material will be provided under all concrete slabs on grade and will consist of approved material as excavated from sources on-site or obtained from approved, off-site sources. 3" +/-

            2.1.9 Fill material will be compacted to 95% maximum density.

      2.2   Storm Drainage

            2.2.1 Storm water runoff from the roof will be directed to roof sumps which will then carry runoff for discharge through interior roof conductors.

            2.2.2 Paved and landscaped areas will be contoured and sloped to permit an engineered rate of storm water runoff into site system.

      2.3   Sanitary Sewer

            2.3.1 A Sanitary Sewer System will be completed to accommodate the domestic plumbing needs of the facility.

            2.3.2 Sanitary drainage piping will be extended from the building to an existing municipal lead.

            2.3.3 Sanitary sewer piping inside of the building shall be PVC and/or cast iron.

            2.3.4 The proposal provides a 4" sanitary entering the building underground near the office toilet room area. Underground sanitary capacity is available for the sewer system

      2.4   Water Main

            2.4.1 Watermain work will be completed to satisfy the domestic, process, and fire protection related needs of the facility.

            2.4.2 A watermain is to be extended on site and into the building from an existing municipal main.

            2.4.3 Watermain work for fire protection shall be sized in accordance with flow test and design requirements by NFPA an insurance regulators.

                                  EXHIBIT A-2

      2.5   Natural Gas

            2.5.1 Service is anticipated to be extended from an existing lead.

      2.6   Electrical/Telephone Service

            2.6.1 The incoming electrical service will be 1200 amp 277/480 volt utility company pad mounted transformer, positioned adjacent on the drawing.

            2.6.2 The incoming telephone service is to be (2) 4" PVC underground conduit with pull string.

            2.6.3 Building electrical service to be secondary, metered by the utility company.

            2.6.4 TV cable will be available by 1" conduit to building.

      2.7   Concrete

            2.7.1 Site concrete will consist of those items shown on the drawings.

            2.7.2 Sidewalk(s) will be provided as indicated on the drawings and will be 4" thick.

            2.7.3 All sidewalks abutting paving will have a 6" raised face.

            2.7.4 The concrete mix will be designed to accomplish a strength of
                  3500 PSI at a 28 day test and will include air entrainment.

            2.7.5 Drive approach area(s) will be completed as shown and will be constructed in accordance with the requirements of the governing agencies having jurisdiction.

            2.7.6 All exterior flat slabs will be steel troweled and then finished with a broom finish.

      2.8   Asphalt Paving and Concrete Drive

            2.8.1 Asphalt paving for on-site traffic and parking areas will be provided as shown on the drawings.

            2.8.2 Car parking areas and drive will consist of 3" asphalt wearing surface on a 8" thick compacted stone.

                                  EXHIBIT A-2

            2.8.3 Parking areas will be completed with painted striping as shown on the parking plan.

            2.8.4 No asphalt curbs or car bumpers are included.

3.    CONCRETE WORK

      3.1   Foundations

            3.1.1 Reinforced concrete foundation work will be completed in accordance with the applicable codes and will accommodate all building live and dead loads.

            3.1.2 Soil bearing pressure at 3' -6" below finish grade will be at least 2000 psf.

            3.1.3 Soil is to be of sufficient cohesiveness to permit soil forming where appropriate.

            3.1.4 Concrete strength will be 3000 PSI per drawings at 28 days.

      3.2   Interior Flatwork

            3.2.1 Interior flatwork is included for the completion of all concrete slabs on grade, supported slabs

            3.2.2 The Office Area floor slab on grade will be 4" thick, and reinforced with (1) layer of 6 x 6 No. 10 wire mesh with steel troweled finish.

            3.2.3 Concrete strength to be 3000 PSI per drawings at 28 days.

            3.2.4 Control joints will be provided as required by American
                  Concrete Institute requirements.

            3.2.5 Perimeter insulation consisting of 2" thick x 24" wide rigid board insulation will be laid flat below floor slabs at all exterior walls.

4.    MASONRY

      4.1   Exterior Masonry

            4.1.1 The exterior of the building will be 100% 4" thick face brick backed up with 8" concrete block.

                                  EXHIBIT A-2

5.    METALS

      5.1   Structural Steel

            5.1.1 The structural framing system will consist of suitably sized beams, columns, bar joists and metal deck to accommodate the loading as previously noted.

      5.2   Miscellaneous Metals

            5.2.1 Miscellaneous metal items are to be provided where
                  necessary and are to include the following: roof screens.

6.    WOOD LAMINATES

      6.1   Rough Carpentry and Wood Doors

            6.1.1 Wood nailers and pressure treated blocking materials are to be installed for the membrane roof areas.

      6.2   Millwork and Laminates

            6.2.1 Cabinets, shelving, millwork and laminates are to be provided where shown on the drawings or finish schedule and as described here. Approximately 27' lineal feet of white base and upper cabinets are included by Space Metrics (residential line). Laminate colors are to be the same as existing buildings.

7.    THERMAL AND MOISTURE PROTECTION

      7.1   Roofing

            7.1.1 The roofing system will be a single-ply membrane roof ballasted as installed over rigid insulation.

            7.1.2 A standard sheet membrane similar or equal to that as manufactured by Goodyear or Firestone or equal - .45 mil thickness

            7.1.3 Roof insulation will be provided as required for an overall R value of 20 using one layer of insulation.

            7.1.4 All required cants, flashings, copings and trims will be provided.

            7.1.5 Roof area walk pads are not included.

                                  EXHIBIT A-2

            7.1.6 The roof system will include a manufacturer's and roofing contractor's 10-year written warranty.

8.    DOORS, WINDOWS AND GLASS

      8.1   Hollow Metal

            8.1.1 Hollow metal doors and frames will be provided in all masonry walls.

            8.1.2 All frames will be fabricated of 16 gauge, steel welded jambs and head pieces.

            8.1.3 All steel doors will be of a 3'-0 x 1 3/4" thick unless noted
                  otherwise, and are to be constructed of 18 gauge steel.

            8.1.4 All doors are to be complete with hardware sets appropriate for the use of each door as required.

            8.1.5 All exterior doors will be insulated with thresholds and weatherstripping.

            8.1.6 All interior office doors will be 3'-0 x 7'0", 1 3/4' thick, solid core, prefinished veneer doors (54).

            8.1.7 All wood doors are to be installed in hollow metal door frames.

            8.1.8 Hardware to be 80% passages sets, and 20% locksets, lever type.

      8.2   Finish Hardware

            8.2.1 Finish hardware is included for hollow metal and wood door hardware sets, using aluminum color, Schlage "D" series.

      8.3   Aluminum Frames, Doors and Windows

            8.3.1 Exterior windows (banding the perimeter of the building) of the Office Area will be the same as Devonshire Corp. Centre I, i.e., bronze tinted.

            8.3.2 Aluminum framing for the window system to be a nominal 2" x
                  4", bronze anodized finish with thermal breaks for maximum energy efficiency.

            8.3.3 Glass inserts will be safety glazing where required by local code.

                                   EXHIBIT A-2

           8.3.4 Aluminum doors and frames will utilize manufacturer's standard surface mounted hardware.

9.    FINISHES

      9.1   Drywall

            9.1.1 Interior partitions of the Office Areas will be constructed of ceiling height metal stud framing at 24" on center and 5/8" thick gypsum drywall approximately 1,648 lineal feet.

      9.2   Acoustical Ceiling

            9.2.1 Acoustical ceilings to be 2x2 Tegular suspended system ceiling throughout at 9 ft. +/- from finished floor.

      9.3   Resilient Flooring

            9.3.1 Floor in the storage, printer/copier, mail room and breakroom areas will be finished with a 1/8" thick commercial quality resilient tile flooring (approximately 1,325 sq. fi.)

            9.3.2 All areas which are to be finished with resilient tile will be trimmed out and completed with a standard, 4" high, curved base.

      9.4   Carpet and Floor Covering

            9.4.1 Carpet I - All private offices consisting of approximately
                  5,091 sq. ft. will receive tufted cut pile 42 oz. carpet. Carpet will be Shaw Commercial Carpets Bay Hill II 50428 direct glue with top set carpet base.

            9.4.2 Carpet II - Small conference rooms, open office, library and training will receive Graphic Loop Pile 30 oz. Shaw Commercial Carpets Wild Creek 50639 direct glue with top set carpet base approximately 16,692 sq. ft:.

            9.4.3 Ceramic Tile - All restrooms will receive 1" x 1" unglazed floor tile by Dal-Tile approximately 660 sq. ft.

            9.4.4 Raised Access Flooring - Data room to receive Tate Access
                  Flooring or equal stringer type one foot above slab with 200 lbs/psf approximately 1,232 sq. ft.

                                  EXHIBIT A-2

      9.5   Painting

            9.5.1 Interior drywall surfaces throughout area to be finished with one (1) application of primer and one (1) finish coat of latex paint, eggshell finish.

            9.5.2 Hollow metal doors and exposed miscellaneous steel items will be finish painted with one (1) coat of semi-gloss alkyd enamel paint over shop applied primer.

            9.5.3 Interior carpentry items that are not factory finished will be finished with one (1) coat of stain and two (2) finish applications of stain finish polyurethane.

            9.5.4 Interior surfaces of exposed structural steel (shop primed grey) and metal deck (manufacturer grey).

            9.5.5 Wall covering #1 54" wide fabric by Maharam Tek
                  wall/4 or 5 approximately 936 sq. ft. in meeting room

            9.5.6 Wall covering #2 Vinyl wall covering 20 oz./lineal
                  yard by Genon approximately 1,656 sq. ft. in restrooms only.

            9.5.7 Wall covering #3 Wall carpet wainscoat (4' high) in print room
                  Vertex 24 oz. (30 lineal foot).

            9.5.8 All window openings shall be fitted with horizontal mini blinds, to match mullion color.

10.   MISCELLANEOUS SPECIALITIES

      10.1  Toilet Partitions

            10.1.1 Toilet partitions and urinal screens will be provided as shown or as required by code and where applicable, will conform to the State's Barrier Free Access requirements.

            10.1.2 Partitions will be floor mounted and overhead braced urinal screens will be wall hung.

            10.1.3 Partition panels will be flush metal type with baked enamel finish.

      10.2  Toilet Accessories

            10.2.1 36" mirrors are to be provided at each vanity.

                                  EXHIBIT A-2

            10.2.2 Grab bars are to be provided in each handicap accessible toilet compartment.

            10.2.3 Double roll toilet paper dispensers are to be provided within each toilet compartment.

11.   MECHANICAL

      11.1  Plumbing

            11.1.1 The office, break and restroom areas domestic plumbing system is to consist of the following fixtures and accessory type items per drawings.

                    Water closets

                    Wall-hung lavatories with standard faucet code approved

                    One (1) floor level mop basin with utility type faucet

                    Stainless steel kitchen sinks for break room counter-top and coffee area counter

                    (1) water heater with recirculation loop

                    (2) electric water coolers

                    Four (4) toilet area floor drains

                    Domestic, water and sanitary piping system as specified

                    Gas piping system as specified

            11.1.2 The plumbing work for the entire facility is to conform to the following per drawings:

                    Plumbing fixtures to be similar or equivalent to those as manufactured by Kohier, American Standard or Eljer.

                    Floor drains to be similar or equivalent to those as manufactured by Wade, Josam or Zurn.

                    Water heater(s) to be similar or equivalent to those as manufactured by Lochinvar or A. O. Smith

                    Water cooler(s) to be similar or equivalent to those as manufactured by Oasis, Coroley or Halsey Taylor

                                  EXHIBIT A-2

                    Gas piping is to be extended from a utility company supplied meter.

                    Work is to be completed in a neat, workmanlike manner.

                    All services are to be made complete and functional with final connections having been made to existing utilities.

                    Miscellaneous piping and other items of work as might be required to complete the plumbing system will be provided.

                    Sanitary sewer system is to be complete with fixtures as noted, underground piping and venting.

      11.2  Heating, Ventilating and Air Conditioning

            11.2.1 Design parameters for the office area heating, ventilation and air condition (HVAC) systems are as per specs:

                    Heat to 72 degree Fahrenheit (F) dry bulb inside with 0 degree F outside.

                    Cool to 75 degree F dry bulb inside at 95 degree F outside

                    All ventilation to be in accordance with ASHRAE standards.

            11.2.2 The description for the heating, ventilation and air conditioning systems is as follows per specs:

                    The office area HVAC equipment will be packaged roof mounted heating (gas fire electronic starters) and air conditioning unit(s) which sit on pre-fabricated roof curbs. The system will be complete with programmable room thermostats, and economizer cycle (on units larger than five (5) ton capacity). The units will supply conditioned air through overhead supply ductwork which will discharge into the office area through ceiling mounted diffusers.

                    The toilet areas will be provided with an air exhaust system to conform to local code requirements. Additionally, conference and lunch rooms will be provided with air exhaust system(s) complete with wall mounted switch(s) to facilitate intermittent use.

                                  EXHIBIT A-2

            11.2.3 The HVAC equipment and materials will be selected from the following:

                    The packaged roof-top conditioning unit with accessories shall be Trane or equal.

      11.3  FIRE PROTECTION

            11.3.1 Design parameters for the fire protection system are based on the following:

                    The Office area fire protection system design is based upon use of noncombustible roofing and a Light Hazard Occupancy as specified.

                    There shall be sprinklers throughout the building. The system for the Data Center Area shall be pre-action type.

            11.3.2 General notes for clarifying the fire protection system design are as follows:

                    The municipal water supply (flow and pressure) is assumed to be adequate and available.

                    This proposal provides for the fire protection work as outlined per specs.

                    This proposal has no provision for a ground storage tank.

                    This proposal is based on workmanship and methods which conform to N.F.P.A criteria and for system design parameters as noted.

                    Sprinkler heads to be aligned within industry standards but will not necessarily be centered in the ceiling tiles.

            11.3.3 The equipment and materials for the fire protection system will consist of the following:

                    Provide a wet type of automatic spray sprinkler system with Distribution piping, sprinkler heads and automatic sprinkler riser riser(s) as required.

                    Provide check valves, fire department connections, flow switch flow switch alarms, inspector test connections as required for a complete and operable system.

                                  EXHIBIT A-2

                    Computer Room to be equipped with independent pre-action Suppression system and shall be a wet system.

12.   ELECTRICAL

      12.1  Service and Distribution

            12.1.1 The incoming secondary electrical service work will include conduit, panel, switchgear and cable work.

            12.1.2 One (1) 1200 amp 277/480 volt, three-phase, secondary service switchboard will be provided, installed and energized.

            12.1.3  One 750 KW 480V Cumins diesel generator with (1) 400 amp and
                    (1) 600 amp transfer switch.

      12.2  Lighting

            12.2.1 In the general and private office areas, lighting to be through the use of 2'-0" x 4'-0" recessed, commercial fluorescent fixtures, lay-in type with 3 tube white deep cell lens with electronic ballast.

            12.2.2 In the storage, UPS room, copier room, janitor room and breakroom, lighting to be through the use of 2'-0" x 4'-0" recessed, commercial fluorescent fixtures, lay-in type with prismatic lens (25 total).

            12.2.3 In the conference and training room areas, lighting to be through the use of 2'-0" x 4'-0" recessed, commercial fluorescent fixtures, lay-in type with paracube lens, to give 75 foot candles. (14) recessed incandescent fixtures 75R20 Lightolier or equal.

            12.2.4 Provide and install necessary emergency battery operated (dual lamp) packs for lighting on night light circuits in the office areas as required.

            12.2.5  Provide exit lighting as required by code.

      12.3  Convenience Outlets

            12.3.1  Each private office shall have one (1) quadraplex and two
                    (2) duplex outlets.

                                  EXHIBIT A-2

            12.3.2 System furniture will have one junction box per four (4) cubicles with the following circuit configuration:

                    31 connections to cubicles.  Whips furnished by ITDS.

                    One 20-amp dedicated circuit per junction box.

                    Three 20-amp circuits per (2) junction boxes.

      12.4  Miscellaneous Electrical

            12.4.1 Provide power wiring for HVAC equipment as outlined under mechanical trades per drawings.

            12.4.2 Provide telephone data outlets and conduit stubs into ceiling area.

            12.4.3 Provide (1) 150 KVA UPS system 488/208 and associated wiring for computer room panels.

      12.5  Site and Exterior Electrical

            12.5.1 Provide lighting for the parking lot similar to previous two buildings.

      12.6  General Notes

            12.6.1 The electrical work as described is further clarified through the following notes:

                    All the above provisions include labor and material for a complete electrical installation, done in a neat, workmanlike manner.

                    All electrical work shall conform to the current edition of the National Electrical Code and Local Code where applicable.

                    Footcandle figures given are intended to represent approximate average intensities based on the lumen or zonal cavity method of calculation and area based on an open area with no obstructions (machines, equipment, racks, bins, etc.).

                    Each private office, systems cubicle and all other rooms shall have (1) telephone and data outlet per space. All systems furniture will be floor fed through conduits where they are not adjacent to convenient walls or columns.

                                  EXHIBIT A-2

                    Junction boxes and conduit stubs into ceiling areas are to be provided as previously noted for telephone communications data. Telephone incoming cabling, individual telephone sets or wiring telephone communications system is to be provided by the Client.

                    This proposal includes underground conduit from transformer to building. Secondary conduit furnished and installed by utility.

                    This proposal includes provisions for a security system and fire alarm system, with (7) card reader access pads at entrances.

      12.7  Equipment and materials

            12.7.1 The incoming service equipment will be selected from the following:

                    All materials and installation methods to conform to local utility company standards.

                    The electrical switchgear and panels will be similar or equivalent to those as manufactured by Square "D".

                    The following appliances have been included:

                    (1) Microwave
                    (1) Refrigerator
                    (1) Disposal
                    (1) Dishwasher

13.   CLARIFICATIONS, QUALIFICATIONS AND EXCLUSIONS

      13.1  Clarifications

            13.1.1 The amount to be paid for permits, review fees, inspections fees, tap fees, assessment or other municipal fees is included.

            13.1.2 Quality control and testing fees are included in the base proposal.

      13.2  Qualifications

            13.2.1 Materials will be new unless noted otherwise.

            13.2.2 Items and work indicated as being furnished or performed by the Client are not included in the Cost of the Work.

                                  EXHIBIT A-2

            13.2.3 The Contractor will obtain the building permit. The amounts to be paid for permits, inspection fees, assessments, tap-in charges or other municipal fees are included in the Cost of Work.

            13.2.4 The facility will be delivered in a broom-clean condition and all glass will be cleaned.

            13.2.5 Client will be assisted by the Contractor in obtaining the Certificate of Occupancy from the municipality.

            13.2.6 Should conditions be encountered that differ from the basis of preliminary design and result in a change to the Scope of Work, the Client will be responsible for any subsequent changes as might be necessary to be made to the Cost of Work.

            13.2.7 Should a governing body require that changes by made to any phase of the working drawings or specifications as they were prepared from preliminary documents, any additional cost for these changes will be paid for by the Client.

            13.2.8 Building Code conformance for the Scope of Work is anticipated to be governed by Building Officials and Code Administration (BOCA) 1990, the National Electric Code
                    (NEC).

            13.2.9 The Contractor is to assume responsibility for zoning and regulations governing use of the site and building.

            13.2.10 Client to provide and install the systems furniture and its installation.

            13.2.11 A telephone/data wiring allowance of $120,000 has been included.

                                   EXHlBlT A-3

                 ITDS COST ABOVE STANDARD AS OF FEBRUARY 4, 1999

                              2215 Fox Drive/Lot 4

Electric Throughout and Generator 750 KVA, UPS
      Transfer Switch and All Other Requested
      Equipment as of 11/16/98                                  $ 540,880

Enclosures For Generator, Room for UPS, A/C
      For UPS and Installation                                     67,887

Computer Floor                                                     24,321

Telephone Equipment As Per Jim                                    132,000

Lieberts                                                          112,530

Sprinkler                                                          64,130

Counter, Cabinets, Carpet, Ceramic, Wallcovering                   38,115

TOTAL COST ABOVE STANDARD                                       $ 979,863

            Less $8 per foot buildout allowance                  -200,000
                                                                 --------

AMOUNT LESSEE TO PAY DIRECTLY TO PAR 3
DEVELOPMENT, L.L.C.  FOR COST ABOVE STANDARD                   $ 779,863*

*Payments to be made within 30 days after receipt of invoice for work completed:

                                   EXHIBIT B

                            [Diagram of property lot]

                                   EXHIBIT C

                                   (Optional)

                             Change Order No ______

This Change Order is made this ___ day of ________________, 19___, by and between PAR 3 DEVELOPMENT, L.L.C., an Illinois limited liability company, and ____________________. The parties agree that the following (change, addition,
deletion) shall be made to the tenant improvements located in Suite   in the
building at _____________, Champaign, Illinois, 61820:



and that the same shall be done for the sum of _________________________ Dollars ($___________), to be (added to, deleted from) the original contract price of ______________________________ Dollars ($___________).


LESSOR:                                   LESSEE:

PAR 3 DEVELOPMENT, L.L.C.
An Illinois Limited Liability Company

By:   FOX DEVELOPMENT CORPORATION

      An Illinois Corporation
      Its Managing Member

By:   --------------------------------        --------------------------------
      KIM B.  FOX, Its President

                                   EXHIBIT D

                            FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE is made and entered into this 25th day of February, 1999, by and between PAR 3 DEVELOPMENT, L.L.C., an Illinois limited liability company (hereinafter "Lessor") and ITDS INTELICOM SERVICES, INC., a Delaware corporation, formerly known as CSC INTELICOM, INC. (hereinafter "Lessee").

WHEREAS, the parties entered into a certain Lease dated September 19, 1996, concerning the real estate commonly known as 2101 Fox Drive, Champaign, Illinois (hereinafter the "Lease"); and

WHEREAS, the parties desire to make certain amendments to the Lease.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, the parties hereby agree as follows:

1. Term. Section Five of the Lease is hereby amended by deleting it in its entirety and inserting in its place the following:

                                  "SECTION FIVE

                                      TERM

      The commencement date of the term of this Lease is November 22, 1996.

      It is the intent of Lessor and Lessee that this Lease terminate on the same date as the termination date of that certain Lease dated February 25th, 1999, by and between Lessor and Lessee concerning the real estate commonly known as 2215 Fox Drive, Champaign, Illinois (hereinafter referred to as the "2215 Fox Drive Lease"). The termination date of the 2215 Fox Drive Lease is seven (7) years from the Commencement Date of the 2215 Fox Drive Lease, as that term is defined in the 2215 Fox Drive Lease.

      In the event Lessee shall have faithfully performed all covenants of this Lease and Lessee has exercised Lessee's right to renew the 2215 Fox Drive Lease for an additional three (3) year term, Lessor hereby grants Lessee the right and option to renew this Lease for thirty-six (36) months, it being the intention of Lessor and Lessee that the renewal term under this Lease terminate on the same date as the renewal term under the 2215 Fox Drive Lease. In the event Lessee desires to renew and extend this Lease it shall give Lessor written notice, at least one hundred eighty (180) days prior to the expiration of the initial term, of its intent to renew and extend; provided, however, that the following terms and conditions shall be applicable to the additional term.

      A. The provisions of this Lease during said extension period shall be the same as provided in this Lease."

2. No Other Changes. Except as set forth above, no other amendments are made to the Lease and the parties hereby acknowledge and agree that the Lease remains in full force and effect.

3. Counterparts. To facilitate execution, this First Addendum to Lease may be executed in as many counterparts as may be required;
      and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single document.

4. Facsimile Signatures. The parties acknowledge that photocopies of this First Addendum to Lease which have been executed by the parties hereto or their respective agents shall be binding upon the parties as if such photocopies were originals regardless of whether such photocopies of this First Addendum to Lease have been delivered by personal service, regular mail, facsimile transmission or otherwise. Upon request from any party hereto, all other parties agree to execute an original of this First Addendum to Lease upon presentation thereof if said document has previously been executed and delivered in photocopy form by personal delivery, facsimile transmission, regular mail or otherwise.

IN WITNESS WHEREOF, the parties have executed this First Addendum to Lease on the day and year first above written.

LESSOR:                                   LESSEE:

PAR 3 DEVELOPMENT, L.L.C.                 ITDS INTELICOM SERVICES, INC.
An Illinois Limited Liability Company     A Delaware Corporation

By:   Fox Development Corporation
      An Illinois Corporation
      Its Managing Member

By:   /s/ Kim B. Fox                        By:  /s/ Peter L. Masanotti
      --------------------------                 ------------------------------
      Kim B.  Fox, Its President                 Peter L. Masanotti, Its E.V.P.

                                   EXHIBIT E

                            FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE is made and entered into this 25th day of February, 1999, by and between PAR 3 DEVELOPMENT, L.L.C., an Illinois limited liability company (hereinafter "Lessor") and ITDS INTELICOM SERVICES, INC., a Delaware corporation, formerly known as CSC INTELICOM, INC. (hereinafter "Lessee").

WHEREAS, the parties entered into a certain Lease dated January 29, 1996, concerning the real estate commonly known as 2109 Fox Drive, Champaign, Illinois (hereinafter the "Lease"); and

WHEREAS, the parties desire to make certain amendments to the Lease.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, the parties hereby agree as follows:

1. Term. Section Five of the Lease is hereby amended by deleting it in its entirety and inserting in its place the following:

                                  "SECTION FIVE

                                      TERM

      The commencement date of the term of this Lease is October 4, 1996.

      It is the intent of Lessor and Lessee that this Lease terminate on the same date as the termination date of that certain Lease dated February 25th 1999, by and between Lessor and Lessee concerning the real estate commonly known as 2215 Fox Drive, Champaign, Illinois (hereinafter referred to as the "2215 Fox Drive Lease"). The termination date of the 2215 Fox Drive Lease is seven (7) years from the Commencement Date of the 2215 Fox Drive Lease, as that term is defined in the 2215 Fox Drive Lease.

      In the event Lessee shall have faithfully performed all covenants of this Lease and Lessee has exercised Lessee's right to renew the 2215 Fox Drive Lease for an additional three (3) year term, Lessor hereby grants Lessee the right and option to renew this Lease for an additional period of three
      (3) years, it being the intention of Lessor and Lessee that the renewal term under this Lease terminate on the same date as the renewal term under the 2215 Fox Drive Lease. In the event Lessee desires to renew and extend this Lease, it shall give Lessor written notice, at least one hundred eighty (180) days prior to the expiration of the initial term, of its intent to renew and extend; provided, however, that the following terms and conditions shall be applicable to the additional term.

      A. The provisions of this Lease during said three (3) year extension period shall be the same as provided in this Lease."

2. No Other Changes. Except as set forth above, no other amendments are made to the Lease and the parties hereby acknowledge and agree that the Lease remains in full force and effect.

3. Counterparts. To facilitate execution, this First Addendum to Lease may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single document.

4. Facsimile Signatures. The parties acknowledge that photocopies of this First Addendum to Lease which have been executed by the parties hereto or their respective agents shall be binding upon the parties as if such photocopies were originals regardless of whether such photocopies of this First Addendum to Lease have been delivered by personal service, regular mail, facsimile transmission or otherwise. Upon request from any party hereto, all other parties agree to execute an original of this First Addendum to Lease upon presentation thereof if said document has previously been executed and delivered in photocopy form by personal delivery, facsimile transmission, regular mail or otherwise.

IN WITNESS WHEREOF, the parties have executed this First Addendum to Lease on the day and year first above written.

LESSOR:                             LESSEE:

PAR 3 DEVELOPMENT, L.L.C.           ITDS INTELICOM SERVICES, INC.
An Illinois Limited Liability       A Delaware Corporation
Company

By:   Fox Development Corporation
      An Illinois Corporation
      Its Managing Member

By:   /s/ Kim B. Fox                       By  /s/  Peter L. Masanotti
     ---------------------------               -------------------------------
      Kim B.  Fox, Its President                Peter L. Masanotti, Its E.V.P.

                                   EXHIBIT F

                             FIRST ADDENDUM TO LEASE

THIS FIRST ADDENDUM TO LEASE is made and entered into this 25th day of February, 1999, by and between PAR 3 DEVELOPMENT, L.L.C., an Illinois limited liability company (hereinafter "Lessor") and ITDS INTELICOM SERVICES, INC., a Delaware corporation, formerly known as CSC INTERCOM, INC. (hereinafter "Lessee").

WHEREAS, the parties entered into a certain Lease dated September 19, 1996, concerning the real estate commonly known as 2201 Fox Drive, Champaign, Illinois (hereinafter the "Lease"); and

WHEREAS, the parties desire to make certain amendments to the Lease.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, the parties hereby agree as follows:

1. Term. Section Five of the Lease is hereby amended by deleting it in its entirety and inserting in its place the following:

                                 "SECTION FIVE

                                      TERM

      The commencement date of the term of this Lease is October 4, 1996.

      It is the intent of Lessor and Lessee that this Lease terminate on the same date as the termination date of that certain Lease dated February 25th, 1999, by and between Lessor and Lessee concerning the real estate commonly known as 2215 Fox Drive, Champaign, Illinois (hereinafter referred to as the "2215 Fox Drive Lease"). The termination date of the 2215 Fox Drive Lease is seven (7) years from the Commencement date of the 2215 Fox Drive Lease, as that term is defined in the 2215 Fox Drive Lease.

      In the event Lessee shall have faithfully performed all covenants of this Lease and Lessee as exercised Lessee's right to renew the 2215 Fox Drive Lease for an additional three (3) year term, Lessor hereby grants Lessee the right and option to renew this Lease for thirty-six (36) months, it being the intention of Lessor and Lessee that the renewal term under this Lease terminate on the same date as the renewal term under the 2215 Fox Drive Lease. In the event Lessee desires to renew and extend this Lease it shall give Lessor written notice, at least one hundred eighty (180) days prior to the expiration of the initial term, of its intent to renew and extend; provided, however, that the following terms and conditions shall be applicable to the additional term.

      A. The provisions of this Lease during said extension period shall be the same as provided in this Lease."

2. No Other Changes. Except as set forth above, no other amendments are made to the Lease and the parties hereby acknowledge and agree that the Lease remains in full force and effect.

3. Counterparts. To facilitate execution, this First Addendum to Lease may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single document.

4. Facsimile Signatures. The parties acknowledge that photocopies of this First Addendum to Lease which have been executed by the parties hereto or their respective agents shall be binding upon the parties as if such photocopies were originals regardless of whether such photocopies of this First Addendum to Lease have been delivered by personal service, regular mail, facsimile transmission or otherwise. Upon request from any party hereto, all other parties agree to execute an original of this First Addendum to Lease upon presentation thereof if said document has previously been executed and delivered in photocopy form by personal delivery, facsimile transmission, regular mail or otherwise.

IN WITNESS WHEREOF, the parties have executed this First Addendum to Lease on the day and year first above written.

LESSOR:                             LESSEE:

PAR 3 DEVELOPMENT, L.L.C.           ITDS INTELICOM SERVICES, INC.
An Illinois Limited Liability       A Delaware Corporation
Company
By:   Fox Development Corporation
      An Illinois Corporation
      Its Managing Member

By: /s/  Kim B. Fox                     By: /s/  Peter L. Masanotti
    -------------------------               ------------------------
    Kim B. Fox, Its President               Peter L. Masanotti, Its E.V.P.


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